Exhibit 10.1

FORM OF COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is made as of April 27, 2021, by and among (i) Blue Water Acquisition Corp., a Delaware corporation (“Parent”), (ii) Clarus Therapeutics, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned stockholder (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on or about the date hereof, Parent, the Company and Blue Water Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”) and as a result of which, among other matters, all of the issued and outstanding Company Capital Stock as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Closing Payment Shares as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, the Board of Directors of the Company has: (a) approved the Merger Agreement, the Additional Agreements, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”); (b) determined that the Transactions are advisable and fair to the Company and its stockholders (the “Company Stockholders”); and (c) recommended the approval and adoption by each of the Company Stockholders of the Merger Agreement, the Additional Agreements, the Merger and the other Transactions; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Parent and the Company to consummate the Transactions, Parent, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to Parent regarding the manner in which Holder is bound hereunder to vote any shares of Company Capital Stock which Holder beneficially owns, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the Additional Agreements and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and agreements herein contained, and other good and valuable consideration, intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Company Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to participate in such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Merger, the Merger Agreement, the Additional Agreements, any amendments to the Company’s organizational documents contemplated by the Merger Agreement, and all of the other Transactions (and any actions required in furtherance thereof), (ii) solely with respect to effecting the Merger Agreement and the Merger, in favor of such other resolutions upon which a consent or other approval is required under the Company’s amended and restated certificate of incorporation or applicable law or otherwise sought, and (iii) in opposition to (A) any Alternative Proposal or (B) any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Additional Agreements and any of the Transactions as shall reasonably be requested by the Company or Parent in order to carry out the terms and provision of this Section 1, including, without limitation, (i) delivery of the certificate(s) representing Holder’s Shares (or a lost certificate affidavit in lieu of such certificate(s)), duly endorsed for transfer, to the Company and any related documents as may be reasonably requested by the Company or Parent, (ii) any actions by written consent of the Company Stockholders presented to Holder, and (iii) any applicable Additional Agreements (including, if applicable under the terms of the Merger Agreement, a Lockup Agreement and the Registration Rights Agreement);

(c) not to deposit, and to cause their Affiliates not to deposit any Shares owned by Holder or his/her/its Affiliates in a voting trust or, except as provided in this Agreement, subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and Parent in connection with the Merger Agreement, the Additional Agreements or any of the Transactions; and

(d) except as contemplated by the Merger Agreement or the Additional Agreements, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended) or grant powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company Capital Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2. Grant of Proxy. Upon the failure of Holder to timely provide its consent or vote the Shares in accordance with Section 1 pursuant to any action by written consent of the stockholders of the Company or at any applicable meeting of the stockholders of the Company, the Holder shall be deemed to have irrevocably granted to, and appointed, Parent and any designee thereof as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder with respect to any of the matters specified in Section 1. Holder hereby affirms that such irrevocable proxy is coupled with an interest and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Parent agrees not to exercise, and will cause any of its designees not to exercise, the proxy granted herein for any purpose other than the purposes described in this Section 2.

3. Other Covenants.

(a) No Transfers. Subject to Section 3(b), Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to (except as may specifically be required by court order or by operation of law), without Parent’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) other than as set forth herein or in the Investor Agreements, grant any proxies or powers of attorney with respect to any or all of the Shares; (C) create any Lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s organizational documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, Parent and the Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of Parent, and the Company hereby agrees that it shall not effect any such Transfer in the absence of such consent.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the Voting Period, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, the last sentence of Section 3(a) or this Section 3(b).

(c) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of Company Capital Stock by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

(d) Compliance with Merger Agreement. Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. During the Voting Period, Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 6.1 of the Merger Agreement (unless Parent shall have consented thereto).

(e) Registration Statement. During the Voting Period, Holder agrees to provide to Parent, the Company and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by Parent, Company or their respective Representatives for inclusion in the Form S-4.

(f) Publicity. Except as required to comply with applicable law, Holder shall not, for a period of three (3) years following the date hereof, issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent (other than to (i) directors, officers, managers, members, Affiliates, partners, employees, agents, investors, attorneys, accountants and financial advisors of holder that are (A) bound by confidentiality restrictions, or (B) made aware of the confidential nature of such information, directed by Holder to treat such information as confidential and bound by legally enforceable codes of professional responsibility that require maintenance of confidentiality) or (ii) to any existing or potential investor (including any limited partner) of such Holder, including as required by applicable law or the terms of any of such Holder’s governing documents (including any limited partnership agreement), but only if such investor is bound by an agreement to keep such information confidential. Holder hereby authorizes the Company and Parent to publish and disclose to the extent required by applicable law, rule or regulation or SEC or Nasdaq requirements, Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Additional Agreements.

(g) Waiver of Appraisal Rights. Holder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger or appraisal or dissenters’ rights that it may at any time have under applicable Laws, including Section 262 of the DGCL.

(h) Termination of Investor Agreements and Certain Other Agreements. By this Agreement, Holder hereby agrees that, subject to, contingent upon and effective immediately prior to the Closing, the Third Amended and Restated Stockholders Agreement, dated as of May 21, 2014, by and among the Company and the Company Stockholder parties thereto, the Third Amended and Restated Registration Rights Agreement, dated as of May 21, 2014, by and among the Company and the Company Stockholders party thereto and the Second Amended and Restated Voting Agreement, dated as of May 21, 2014, by and among the Company and the Company Stockholders parties thereto and any management letter or other agreement between Holder and the Company (excluding any employment agreement or offer letter, equity award or employment benefit agreement) (collectively, the “Investor Agreements”) shall terminate without any further liability to the Company or its Affiliates.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to Parent as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by the Enforceability Exceptions). Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has, except as set forth in the Investor Agreements, the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by (i) this Agreement, (ii) applicable securities Laws, (iii) any risk of forfeiture with respect to any Shares granted to Holder under an employee benefit plan of the Company, (iv) the Investor Agreements or (v) the Company’s organizational documents, as in effect on the date hereof. Except for the Shares and other securities of the Company set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. Subject to the termination of the Investor Agreements, none of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not, individually or in the aggregate, reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect or prevent or delay the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

(d) No Brokers. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder.

(e) No Other Representations and Warranties. Except for the representations and warranties expressly contained in this Agreement, Holder has not made nor makes (and no other Person on behalf of Holder has made or makes) any other express or implied representation or warranty, either written or oral, on behalf of Holder, including any representation or warranty as to the accuracy or completeness of any information regarding Holder.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Parent, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Parent, the Company and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing, the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void. Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Parent of any of its obligations hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Arbitration.

(i) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(ii) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any party. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(iii) The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed and to be performed wholly in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(iv) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(v) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 5(d)(iii).

(vi) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(vii) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 5(d)(viii), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(viii) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(ix) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified; provided, however, that Parent’s indemnification obligations under this Section 5(d)(ix) shall be subject to the prior agreement of any applicable indemnitee to be bound by a customary waiver of claims against Parent’s Trust Account.

(x) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware to render such relief and to enforce specifically the terms and provisions of this Agreement.

(e) WAIVER OF JURY TRIAL; Exemplary Damages.

(i) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(ii) Each of the parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date of transmission (subject to affirmative confirmation of receipt); or (d) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent, to:

Blue Water Acquisition Corp.
15 E. Putnam Avenue, Suite 363

Greenwich, CT 06830
Attn: Joseph Hernandez, Chief Executive Officer
Telephone No.: (646) 303-0737
Email: hernandez_joe@yahoo.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Barry I. Grossman, Esq.
Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email:     bigrossman@egsllp.com
                mgray@egsllp.com

If to the Company, to:

Clarus Therapeutics, Inc.

555 Skokie Boulevard, Suite 340

Northbrook, IL 60062

Attention: Steven A. Bourne,

Chief Financial Officer

E-mail: sbourne@clarustherapeutics.com

Telephone: (847) 562-4300 X203

with a copy (which will not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn:     Mitchell S. Bloom, Esq.

Arthur R. McGivern, Esq.

Daniel J. Espinoza, Esq.

Telephone No.: 617-570-1055;

617-570-1971;650-752-3152

Email:   mbloom@goodwinlaw.com

amcgivern@goodwinlaw.com

despinoza@goodwinlaw.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and Parent (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent, in the case of an amendment by each of Parent, the Company and the Holder, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

(k) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company stockholders entering into voting agreements with the Company or Parent. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(l) Further Assurances. From time to time, at another party’s reasonable request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(m) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein and any applicable Additional Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Holder under any other agreement between Holder and Parent or any certificate or instrument executed by Holder in favor of Parent, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Holder under this Agreement.

(n) Counterparts; Facsimile. This Agreement may be executed and delivered by an executed counterpart, including facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

Parent:

BLUE WATER ACQUISITION CORP.

By:
Name:
Title:

The Company:

CLARUS THERAPEUTICS, INC.

By:
Name:
Title:

Holder:

[_____________________________________]

By:
Name:
Title:

Number and Type of Shares:

Shares of Company Common Stock:___________________________

Shares of Company Preferred Stock (indicate each series of Company Preferred Stock):

Address for Notice:

Address:_______________________________
______________________________________
______________________________________

Telephone No.:__________________________
Email:_________________________________	: